Exhibit 99

Vishay Reports Results for Third Quarter 2008

MALVERN, Pa.--(BUSINESS WIRE)--October 28, 2008--Vishay Intertechnology, Inc.:

  Revenues for third quarter 2008 were $739 million.
  Loss from continuing operations of $1.68 per diluted share for the third quarter 2008 was substantially attributable to the after tax impact of a noncash goodwill impairment charge and certain other items (enumerated below) totaling $1.86 per share, for adjusted income from continuing operations per share of $0.18.
  Cash generated from operations was $89 million and capital expenditures were $41 million in the third quarter 2008.

Dr. Felix Zandman, Executive Chairman of the Board, and Dr. Gerald Paul, President and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE:VSH), announced today that net revenues for the fiscal quarter ended September 27, 2008 were $739.1 million, compared to $729.6 million for the fiscal quarter ended September 29, 2007.

Vishay reported a loss from continuing operations in the third quarter of 2008 of $312.9 million, or $1.68 per share. The loss includes noncash goodwill and indefinite-lived intangible asset impairment charges, totaling $357.9 million ($328.8 million, net of tax). The amount of the impairment charge is based on a preliminary analysis and may be adjusted in the fourth quarter.

The third quarter 2008 results also include a pretax charge for restructuring and severance costs of $6.8 million, a loss on early extinguishment of debt of $13.6 million, and $4.0 million of costs associated with Vishay’s terminated tender offer for all outstanding shares of International Rectifier. On an after tax basis, these items and the impairment charges had a negative $1.86 per share effect on earnings (loss) from continuing operations.

Income from continuing operations for the fiscal quarter ended September 29, 2007 was $37.1 million, or $0.20 per diluted share. Income from continuing operations for the fiscal quarter ended September 29, 2007 was impacted by pretax charges for restructuring and severance costs of $9.9 million. Additionally, reported income tax expense is net of benefits totaling $0.9 million for changes in uncertain tax positions and a change in enacted tax rates. These items, net, had a negative $0.05 per share effect on income from continuing operations.

While the goodwill and indefinite-lived intangible asset impairment charges reduce reported results under U.S. generally accepted accounting principles (“GAAP”), the charges are noncash in nature and do not affect Vishay’s liquidity, cash flows from operating activities, or debt covenants, and will not have any impact on future operations.

Goodwill represents the excess of the cost of a business acquired over the fair value of the net assets at the date of acquisition. Indefinite-lived intangible assets for Vishay represent certain acquired tradenames. Under U.S. GAAP, goodwill and indefinite-lived intangible assets are not amortized, but rather are tested for impairment at least annually. These tests for impairment are performed more frequently if there are triggering events. In light of a sustained decline in market capitalization for Vishay and its peer group companies, and other factors, Vishay determined that interim impairment tests were necessary as of the end of the second and third fiscal quarters.

Net revenues for the nine fiscal months ended September 27, 2008 were $2,246.8 million, compared to $2,103.7 million for the nine fiscal months ended September 29, 2007. The loss from continuing operations for the nine fiscal months ended September 27, 2008 was $1,037.0 million or $5.56 per share, compared to income from continuing operations of $129.1 million or $0.67 per diluted share for the nine fiscal months ended September 29, 2007.

The loss from continuing operations for the nine fiscal months ended September 27, 2008 was impacted by pretax charges for goodwill and indefinite-lived asset impairments of $1,157.9 million, restructuring and severance costs of $34.0 million, related asset write-downs of $4.2 million, a loss on early extinguishment of debt of $13.6 million, $4.0 million of costs associated with Vishay’s terminated tender offer for all outstanding shares of International Rectifier, and $9.9 million of tax expense associated with the repatriation of cash from certain non-U.S. subsidiaries. Including the tax effects of the pretax charges, these items had a negative $6.15 per share effect on earnings (loss) from continuing operations.

Income from continuing operations for the nine fiscal months ended September 29, 2007 was impacted by pretax charges for restructuring and severance costs of $13.2 million and related asset write-downs of $2.7 million. These items and their tax-related consequences, plus additional tax expense for changes in uncertain tax positions net of benefits for a change in enacted tax rates totaling $2.5 million, had a negative $0.09 per share effect on income from continuing operations.

On April 7, 2008, Vishay sold the automotive modules and subsystems business unit ("ASBU") acquired on April 1, 2007 as part of the acquisition of the PCS business of International Rectifier. The operations of ASBU have been classified as discontinued operations. Including the loss from discontinued operations, the net loss for the fiscal quarter and nine fiscal months ended September 27, 2008 was $312.9 million and $1,079.1 million, respectively, compared to net earnings of $35.2 million and $125.9 million, respectively, for the comparable prior year periods.

Commenting on the results for the third quarter 2008, Dr. Paul stated, “We experienced a difficult quarter with sales and orders below expectations. The low order rate of October indicates a further acceleration of the economic slowdown. At the same time, we generated $89 million cash from operations. Vishay intends to take all actions necessary to defend its positive free cash flow. This also holds true for worst case scenarios. We remain confident for electronics in the long run but precise short term projections are very hard to make.”

Commenting on the outlook for the year-end and fourth quarter 2008, Dr. Paul continued, “We expect sales for the fourth quarter to be in the range of $640 million to $670 million at flat gross margins. The sales level in the current quarter is being negatively impacted by the weakening of the euro compared to the US dollar.”

Commenting on the Company's acquisition and R&D activities, Dr. Felix Zandman, Executive Chairman of the Board and Chief Technical and Business Development Officer, stated, "As we all know, the near term business outlook is difficult, but we cannot let the current downturn divert our attention from our fundamental growth strategies. We continue to seek complementary acquisitions to drive our external growth and focus on R&D to promote organic growth.”

Dr. Zandman continued, “In the third quarter we completed three small niche acquisitions. At the beginning of the quarter, we acquired our Indian partner's 51% interest in a load-cell joint venture, making the entity a wholly-owned subsidiary of Vishay, expanding our foothold in the India market and establishing a strong export business from India. In July we acquired a small German manufacturer and R&D group specializing in precision power resistor products using a technology that we did not have. In September, we acquired from KEMET a specialty tantalum capacitor product line, with applications in the oil exploration, military and aerospace industries. We were unsuccessful in our offer to acquire International Rectifier, although we continue to believe that a combination of the two companies makes tremendous sense.”

Dr. Zandman concluded, “Our R&D programs are on target. The share of new products released to the market continues to increase. While in the short term the outlook is uncertain, we remain optimistic about the mid and long term."

A conference call to discuss third quarter financial results is scheduled for Tuesday, October 28, 2008 at 10:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is #68890836.

There will be a replay of the conference call from 12:30 PM ET on Tuesday, October 28, 2008 through 11:59 PM ET on Sunday, November 2, 2008. The telephone number for the replay is 800-642-1687 (+1 706-645-9291 if calling from outside the United States or Canada) and the access code is #68890836.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics and selected ICs) and passive electronic components (resistors, capacitors, inductors, sensors, and transducers). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, and medical markets. Its product innovations, successful acquisition strategy, and ability to provide "one-stop shop" service have made Vishay a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, and capital expenditures are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those anticipated. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly the current downturn in the worldwide economy; competition and technological changes in our industries; changes in foreign currency exchange rates; difficulties in implementing our cost reduction strategies; difficulties in new product development; our ability to identify suitable acquisition targets and to successfully negotiate and consummate their acquisition, difficulties in integrating acquired companies, and otherwise realizing the anticipated benefits of their operations; our ability to attract and retain highly qualified personnel, particularly in respect of our acquired businesses; and other factors affecting our operations that are set forth in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Management believes that stating the impact on net earnings of items such as goodwill impairment, impairment of indefinite-lived intangible assets, restructuring and severance, asset write-downs, special tax items and other items not reflecting on-going operating activities is meaningful to investors because it provides insight with respect to intrinsic operating results of the Company and, management believes, is a common measure of performance in the industries in which the Company competes. Investors should be aware, however, that this is a non-GAAP measure of performance and should not be considered as a substitute for the comparable GAAP measure.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

	Fiscal quarter ended
	September 27,	September 29,
	2008	2007

Net revenues	$739,092	$729,616
Cost of products sold	579,591	554,816
Gross profit	159,501	174,800
Gross margin	21.6%	24.0%

Selling, general, and administrative expenses	112,844	110,586
Restructuring and severance costs	6,849	9,920
Impairment of goodwill and indefinite lived intangibles	357,917	-
Terminated tender offer expenses	4,000	-
Operating income (loss)	(322,109)	54,294
Operating margin	-43.6%	7.4%

Other income (expense):
Interest expense	(4,873)	(7,441)
Loss on early extinguishment of debt	(13,601)	-
Minority interest	(144)	(436)
Other	6,853	2,279
	(11,765)	(5,598)

Income (loss) from continuing operations before taxes and minority interest	(333,874)	48,696

Income tax expense (benefit)	(21,007)	11,597

Income (loss) from continuing operations	(312,867)	37,099

Loss from discontinued operations, net of tax	-	(1,924)

Net earnings (loss)	$(312,867)	$35,175

Basic earnings (loss) per share:*
Continuing operations	$(1.68)	$0.20
Discontinued operations	$-	$(0.01)
Net earnings (loss)	$(1.68)	$0.19

Diluted earnings (loss) per share:*
Continuing operations	$(1.68)	$0.20
Discontinued operations	$-	$(0.01)
Net earnings (loss)	$(1.68)	$0.19

Weighted average shares outstanding - basic	186,425	186,335

Weighted average shares outstanding - diluted	186,425	192,779

* May not add due to rounding.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

	Nine fiscal months ended
	September 27,	September 29,
	2008	2007

Net revenues	$2,246,769	$2,103,669
Cost of products sold	1,735,086	1,575,803
Gross profit	511,683	527,866
Gross margin	22.8%	25.1%

Selling, general, and administrative expenses	352,928	329,308
Restructuring and severance costs	33,960	13,186
Asset write-downs	4,195	2,665
Impairment of goodwill and indefinite lived intangibles	1,157,917	-
Terminated tender offer expenses	4,000	-
Operating income (loss)	(1,041,317)	182,707
Operating margin	-46.3%	8.7%

Other income (expense):
Interest expense	(17,535)	(22,039)
Loss on early extinguishment of debt	(13,601)	-
Minority interest	(891)	(983)
Other	11,328	12,192
	(20,699)	(10,830)

Income (loss) from continuing operations before taxes and minority interest	(1,062,016)	171,877

Income tax expense (benefit)	(25,028)	42,769

Income (loss) from continuing operations	(1,036,988)	129,108

Loss from discontinued operations, net of tax	(42,136)	(3,222)

Net earnings (loss)	$(1,079,124)	$125,886

Basic earnings (loss) per share:*
Continuing operations	$(5.56)	$0.70
Discontinued operations	$(0.23)	$(0.02)
Net earnings (loss)	$(5.79)	$0.68

Diluted earnings (loss) per share:*
Continuing operations	$(5.56)	$0.67
Discontinued operations	$(0.23)	$(0.02)
Net earnings (loss)	$(5.79)	$0.66

Weighted average shares outstanding - basic	186,380	185,408

Weighted average shares outstanding - diluted	186,380	200,062

* May not add due to rounding.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	September 27,	December 31,
	2008	2007
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$312,021	$537,295
Accounts receivable - net	449,162	441,772
Inventories:
Finished goods	162,411	159,713
Work in process	240,394	224,667
Raw materials	159,242	170,329
Deferred income taxes	24,793	26,426
Prepaid expenses and other current assets	162,762	182,599
Total current assets	1,510,785	1,742,801

Property and equipment, at cost:
Land	101,076	101,938
Buildings and improvements	505,395	485,342
Machinery and equipment	2,082,847	2,001,390
Construction in progress	91,418	101,659
Allowance for depreciation	(1,597,549)	(1,469,331)
Net property and equipment	1,183,187	1,220,998

Goodwill	572,257	1,676,497

Other intangible assets, net	188,154	192,591

Other assets	208,674	162,348
Total assets	$3,663,057	$4,995,235

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	September 27,	December 31,
	2008	2007
	(Unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$2,285	$30
Trade accounts payable	144,053	173,039
Payroll and related expenses	143,260	140,879
Other accrued expenses	233,358	246,981
Income taxes	38,846	34,653
Current portion of long-term debt	25,488	1,346
Total current liabilities	587,290	596,928

Long-term debt less current portion	333,538	607,237
Deferred income taxes	19,593	24,216
Deferred grant income	3,361	1,044
Other liabilities	127,622	122,958
Accrued pension and other postretirement costs	270,455	280,713

Minority interest	5,414	5,364

Stockholders' equity:
Common stock	17,209	17,198
Class B common stock	1,435	1,435
Capital in excess of par value	2,255,082	2,252,297
(Accumulated deficit) retained earnings	(153,549)	925,575
Accumulated other comprehensive income	195,607	160,270
Total stockholders' equity	2,315,784	3,356,775
Total liabilities and stockholders' equity	$3,663,057	$4,995,235

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Earnings Per Share
(Unaudited - In thousands except earnings per share)

	Fiscal quarter ended		Nine fiscal months ended
	Sept. 27, 2008	Sept. 29, 2007	Sept. 27, 2008	Sept. 29, 2007

Numerator:

Numerator for basic earnings per share:
Income (loss) from continuing operations	$(312,867)	$37,099	$(1,036,988)	$129,108
Loss from discontinued operations	-	(1,924)	(42,136)	(3,222)
Net earnings (loss)	$(312,867)	$35,175	$(1,079,124)	$125,886

Adjustment to the numerator for continuing operations and net earnings:
Interest savings assuming conversion of dilutive convertible and exchangeable notes, net of tax (a)	-	915	-	5,832

Numerator for diluted earnings per share:
Income (loss) from continuing operations	$(312,867)	$38,014	$(1,036,988)	$134,940
Loss from discontinued operations	-	(1,924)	(42,136)	(3,222)
Net earnings (loss)	$(312,867)	$36,090	$(1,079,124)	$131,718

Denominator:
Denominator for basic earnings per share:
weighted average shares	186,425	186,335	186,380	185,408

Effect of dilutive securities
Convertible and exchangeable notes (a)	-	6,176	-	14,009
Employee stock options	-	162	-	539
Other	-	106	-	106
Dilutive potential common shares	-	6,444	-	14,654

Denominator for diluted earnings per share:
adjusted weighted average shares	186,425	192,779	186,380	200,062

Basic earnings (loss) per share:*
Continuing operations	$(1.68)	$0.20	$(5.56)	$0.70
Discontinued operations	$-	$(0.01)	$(0.23)	$(0.02)
Net earnings (loss)	$(1.68)	$0.19	$(5.79)	$0.68

Diluted earnings (loss) per share:*
Continuing operations	$(1.68)	$0.20	$(5.56)	$0.67
Discontinued operations	$-	$(0.01)	$(0.23)	$(0.02)
Net earnings (loss)	$(1.68)	$0.19	$(5.79)	$0.66

* May not add due to rounding.

Diluted earnings per share for the periods

	Fiscal quarter ended		Nine fiscal months ended
	Sept. 27, 2008	Sept. 29, 2007	Sept. 27, 2008	Sept. 29, 2007
Convertible and exchangeable notes:
Convertible Subordinated Notes, due 2023	8,545	23,496	18,512	15,664
Exchangeable Unsecured Notes, due 2102	6,176	-	6,176	-
Weighted average employee stock options	4,416	4,289	4,461	3,627
Weighted average warrants	8,824	8,824	8,824	8,824
Weighted average other	518	-	307	-

(a) In June 2007, the Company’s Board of Directors adopted a resolution pursuant to which the Company intends to waive its rights to settle the principal amount of the notes in shares of Vishay common stock. In accordance with the resolution of its Board, in the future if notes are tendered for repurchase, Vishay will pay the repurchase price in cash, and if notes are submitted for conversion, Vishay will value the shares issuable upon conversion and will pay in cash an amount equal to the principal amount of the converted notes and will issue shares in respect of the conversion value in excess of the principal amount. Accordingly, for the second quarter of 2007 and future periods, the Company calculates the number of shares issuable under the terms of the notes based on the average market price of Vishay common stock during the period, and includes that number in the total diluted shares figure for the period. If the average market price is less than $21.28, no shares will be included in the diluted earnings per share computation, as the effect would be antidilutive.

For periods prior to the second quarter of 2007, the notes were considered conventional convertible debt, and included in the earnings per share computation assuming they were converted into 23,496 shares of common stock if the effect of their inclusion was dilutive.

The convertible subordinated notes were substantially all repurchased on August 1, 2008.

CONTACT:
Vishay Intertechnology, Inc.
Dr. Lior E. Yahalomi
Executive Vice President and Chief Financial Officer
or
Peter G. Henrici
Senior Vice President Corporate Communications
+1 610-644-1300